   KPMG LLP
   Chartered Accountants
   Suite 2300, Commerce Court West                      Telephone (416) 777-8500
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Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                                                             September 12, 2002

Ladies and Gentlemen

We were previously principal accountants for Rhino Ecosystems, Inc. and, under the date of October 22, 2001 we reported on the consolidated financial statements of Rhino Ecosystems, Inc. as of and for the years ended July 31, 2001 and 2000. On August 28, 2002, we resigned as principal accountants. We have read
Rhino Ecosystems, Inc.'s statements included under Item 4 of its Form 8-K dated
September 12, 2002, and we agree with such statements.

Very truly yours.

/s/ KPMG LLP
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    KPMG LLP
    Chartered Accountants